EXHIBIT 99.a5a


FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY

Variable and/or Fixed
 Accumulation Values

Flexible Premiums Payable to the
 Insured's Age 100

Adjustable Face Amount

Death Benefit Guarantee

Death Benefit Options

Nonparticipating


NOTICE

Right to Return Policy

Please read this policy carefully. If for any reason you do not want it, you may return it to us or your agent and ask us to cancel this policy. You must return it by midnight of the 10th day after you receive it.

We will then consider this policy void from the start and refund to you all. premiums paid.

We will pay the proceeds according to the Death Benefits portion of the Summary of Benefits on page 3, if we receive written proof that the insured died while this policy was in force. This policy also provides other benefits and rights. We issue this policy in consideration of the application and payment of the initial premium.

THE AMOUNT OF THE PROCEEDS PAYABLE AT THE INSURED"S DEATH PRIOR TO AGE 100 WILL BE AT LEAST EQUAL TO THE FACE AMOUNT OF THE POLICY AS LONG AS THIS POLICY IS IN FORCE AND THERE IS NO LOAN AMOUNT, NO UNPAID MONTHLY DEDUCTIONS, AND THERE ARE HAVE BEEN NO PARTIAL WITHDRAWALS.

THE PERIOD OF TIME THIS INSURANCE STAYS IN FORCE WILL VARY DEPENDING ON THE INVESTMENT PERFORMANCE OF THE VARIABLE ACCOUNT, INTEREST CREDITED TO THE FIXED ACCOUNT, THE AMOUNT OF PREMIUMS YOU PAY, ANY PARTIAL WITHDRAWALS, LOANS, AND CHARGES MADE AGAINST THIS POLICY. IF YOU PAY PREMIUMS SUFFICIENT TO MAINTAIN THE DEATH BENEFIT GUARANTEE, WE GUARANTEE THIS POLICY WILL STAY IN FORCE DURING THE DEATH BENEFIT GUARANTEE PERIOD SHOWN ON THE POLICY DATA PAGE.

THE VARIABLE ACCUMULATION VALUE WILL INCREASE OR DECREASE REFLECTING THE INVESTMENT PERFORMANCE OF THE VARIABLE ACCOUNT.


--------------------------------------------------------------------------------
[LOGO] RELIASTAR

RELIASTAR LIFE INSURANCE COMPANY

Box 20
Minneapolis
Minnesota 55440


Executed at our Home Office

John H. Flittie           President

/s/ John H. Flittie
-----------------------------------


Susan M. Bergen           Secretary

/s/ Susan M. Bergen
-----------------------------------

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INDEX                                                                       PAGE

Accumulation Value............................................................10
Age and Sex...................................................................27
Allocation of Premiums.........................................................8
Amendment.....................................................................28
Annual Statement..............................................................28
Beneficiary...................................................................20
Cash Surrender Value..........................................................16
Cash Value....................................................................16
Changes in Face Amount.........................................................6
Changes in Death Benefit Option................................................7
Claims........................................................................29
Control of Policy.............................................................20
Conversion Right..............................................................27
Death Benefit..................................................................6
Definitions....................................................................3
Death Benefit Guarantee........................................................9
Fixed Accumulation Value......................................................10
General Provisions............................................................25
Grace Period...................................................................9
Incontestability..............................................................27
Insured........................................................................1
Monthly Deduction.............................................................12
Net Premium....................................................................7
Nonforfeiture Provisions......................................................14
Ownership.....................................................................20
Partial Withdrawal............................................................17
Payment of Proceeds...........................................................26
Policy Data Page...............................................................A
Policy Loans..................................................................18
Premiums.......................................................................7
Right to Return Policy.........................................................1
Reinstatement..................................................................9
Settlement Options............................................................21
Suicide.......................................................................27
Summary of Benefits............................................................3
Termination...................................................................27
Transfers.....................................................................15
Variable Accumulation Value...................................................11
Voting of Mutual Fund Shares..................................................25

Additional benefits and restrictions, if any, are listed on the Policy Data
Page.
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Page 2

POLICY DATA PAGE                                                    DATE PRINTED
POLICY NUMBER: S9-999-999                                      DECEMBER 16, 1998
--------------------------------------------------------------------------------

POLICY INFORMATION     OWNER                                         John Doe
                      -----------------------------------------------------------------------------------
                       POLICY DATE                                   January 1, 1999
                       ISSUE DATE                                    January 1, 1999
                       EFFECTIVE DATE                                January 1, 1999
                       FREE LOOK TRANSFER DATE                       January 16, 1999
                      -----------------------------------------------------------------------------------
                       INSURED                                       James Doe
                          SEX, ISSUE AGE                             Male, 35
                          RATE CLASS, RATING FACTOR                  Preferred No Tobacco, 100%
---------------------------------------------------------------------------------------------------------
DEATH BENEFITS         INITIAL FACE AMOUNT                           $25,000
                       CURRENT FACE AMOUNT                           $25,000
                       MINIMUM FACE AMOUNT                           $25,000
                       DEATH BENEFIT QUALIFICATION TEST              Guideline Premium Test
                       DEATH BENEFIT OPTION                          A
                      -----------------------------------------------------------------------------------
                       CORRIDOR PERCENTAGE TABLE
                            Attained Age     Corridor Percent      Attained Age      Corridor Percent
                            ------------     ----------------      ------------      ----------------
                                0-40               250%                 65                  120
                                 45                215                  70                  115
                                 50                185                 75-90                105
                                 55                150             95 and above             100
                                 60                130

                            For ages not listed, the percentages change uniformly between the listed ages.

---------------------------------------------------------------------------------------------------------
PREMIUMS               INITIAL PREMIUM                              $305.00
                       PLANNED PREMIUM
                          AMOUNT                                    $305.00
                          FREQUENCY                                 Annual
                       DEATH BENEFIT GUARANTEE PERIOD               30 Years
                       MINIMUM MONTHLY PREMIUM                      $25.30

---------------------------------------------------------------------------------------------------------
INITIAL PREMIUM ALLOCATION

16% Fixed Account
 3% Alger American Growth Portfolio (AGP)             3% Neuberger Limited Maturity Bond Portfolio (NLM)
 3% Alger American MidCap Growth Portfolio (AMG)      3% Neuberger Partners Portfolio (NPP)
 3% Alger American Small Capitalization Portfolio     3% NorthStar Growth Fund (NGF)
(ASC)
 3% Fidelity Contrafund Portfolio (FCF)               3% NorthStar High Yield Fund (NHY)
 3% Fidelity Equity Income Portfolio (FEI)            3% NorthStar Income and Growth Fund (NIG)
 3% Fidelity Growth Portfolio (FGP)                   3% NorthStar International Fund (NIF)
 3% Fidelity High Income Portfolio (FHI)              3% NorthStar Multi-Sector Bond Fund (NMS)
 3% Fidelity Index 500 Portfolio (FIN)                3% OCC Equity Portfolio (OEP)
 3% Fidelity Investment Grade Bond Portfolio (FIG)    3% OCC Global Equity Portfolio (OGE)
 3% Fidelity Money Market Portfolio (FMM)             3% OCC Managed Portfolio (OMP)
 3% Janus Aggressive Growth Portfolio (JAG)           3% OCC Small Cap Portfolio (OSC)
 3% Janus Growth Portfolio (JGP)                      3% Putnam VT New Opportunities (PNO)
 3% Janus International Growth Portfolio (JIG)        3% Putnam VT Growth and Income (PGI)
 3% Janus Worldwide Growth Portfolio (JWG)            3% Putnam VT Voyager (PVY)

We reserve the right to limit the number of Sub-accounts to which your net premium can be allocated. We currently limit your participation to the Fixed Account, FMM, and a total of sixteen other Sub-Accounts over the lifetime of your Policy. Upon participation in the sixteenth other Sub-Account, you would be able to allocate premiums to and transfer within Fixed Account, FMM, and the sixteen other Sub-Accounts already used and which are still available, but could not participate in any other Sub-Accounts.

POLICY DATA PAGE                                                    DATE PRINTED
POLICY NUMBER: S9-999-999                                      DECEMBER 16, 1998
--------------------------------------------------------------------------------

POLICY INFORMATION     OWNER                                         John Doe
                      -----------------------------------------------------------------------------------
                       POLICY DATE                                   January 1, 1999
                       ISSUE DATE                                    January 1, 1999
                       EFFECTIVE DATE                                January 1, 1999
                       FREE LOOK TRANSFER DATE                       January 16, 1999
                      -----------------------------------------------------------------------------------
                       INSURED                                       James Doe
                          SEX, ISSUE AGE                             Male, 35
                          RATE CLASS, RATING FACTOR                  Preferred No Tobacco, 100%
---------------------------------------------------------------------------------------------------------
DEATH BENEFITS         INITIAL FACE AMOUNT                           $25,000
                       CURRENT FACE AMOUNT                           $25,000
                       MINIMUM FACE AMOUNT                           $25,000
                       DEATH BENEFIT QUALIFICATION TEST              Cash Value Accumulation Test
                       DEATH BENEFIT OPTION                          A
                      -----------------------------------------------------------------------------------
                       CORRIDOR PERCENTAGE TABLE
                            Corridor rates are equal to 1 divided by the net single premium per dollar of paid-up whole life insurance based on the insured's sex, age, and rate class, as well as the CSO Table and Nonforfeiture Interest Rate shown on the Policy Data Page.

---------------------------------------------------------------------------------------------------------
PREMIUMS               INITIAL PREMIUM                              $305.00
                       PLANNED PREMIUM
                          AMOUNT                                    $305.00
                          FREQUENCY                                 Annual
                       DEATH BENEFIT GUARANTEE PERIOD               30 Years
                       MINIMUM MONTHLY PREMIUM                      $25.30

---------------------------------------------------------------------------------------------------------
INITIAL PREMIUM ALLOCATION

16% Fixed Account
 3% Alger American Growth Portfolio (AGP)             3% Neuberger Limited Maturity Bond Portfolio (NLM)
 3% Alger American MidCap Growth Portfolio (AMG)      3% Neuberger Partners Portfolio (NPP)
 3% Alger American Small Capitalization Portfolio     3% NorthStar Growth Fund (NGF)
(ASC)
 3% Fidelity Contrafund Portfolio (FCF)               3% NorthStar High Yield Fund (NHY)
 3% Fidelity Equity Income Portfolio (FEI)            3% NorthStar Income and Growth Fund (NIG)
 3% Fidelity Growth Portfolio (FGP)                   3% NorthStar International Fund (NIF)
 3% Fidelity High Income Portfolio (FHI)              3% NorthStar Multi-Sector Bond Fund (NMS)
 3% Fidelity Index 500 Portfolio (FIN)                3% OCC Equity Portfolio (OEP)
 3% Fidelity Investment Grade Bond Portfolio (FIG)    3% OCC Global Equity Portfolio (OGE)
 3% Fidelity Money Market Portfolio (FMM)             3% OCC Managed Portfolio (OMP)
 3% Janus Aggressive Growth Portfolio (JAG)           3% OCC Small Cap Portfolio (OSC)
 3% Janus Growth Portfolio (JGP)                      3% Putnam VT New Opportunities (PNO)
 3% Janus International Growth Portfolio (JIG)        3% Putnam VT Growth and Income (PGI)
 3% Janus Worldwide Growth Portfolio (JWG)            3% Putnam VT Voyager (PVY)

We reserve the right to limit the number of Sub-accounts to which your net premium can be allocated. We currently limit your participation to the Fixed Account, FMM, and a total of sixteen other Sub-Accounts over the lifetime of your Policy. Upon participation in the sixteenth other Sub-Account, you would be able to allocate premiums to and transfer within Fixed Account, FMM, and the sixteen other Sub-Accounts already used and which are still available, but could not participate in any other Sub-Accounts.

POLICY DATA PAGE                                                    DATE PRINTED
POLICY NUMBER: S9-999-999                                      DECEMBER 16, 1998
--------------------------------------------------------------------------------

FIXED ACCOUNT INTEREST     MINIMUM ANNUAL INTEREST RATE                    3.00%
RATES                      MINIMUM MONTHLY INTEREST RATE                   0.246627%
                           LOAN INTEREST RATE                              4.76190% payable in advance
                           PREFERRED LOAN INTEREST RATE                    3.38164% payable in advance
                           ------------------------------------------------------------------------------
DEDUCTIONS AND CHARGES     MAXIMUM PERCENT PREMIUM CHARGE                  5.00%

                           MONTHLY EXPENSE CHARGE
                           ----------------------
                              MAXIMUM MONTHLY                              $12.00 per month
                                 ADMINISTRATIVE CHARGE
                              DEATH BENEFIT GUARANTEE CHARGE               Zero
                              MONTHLY POLICY CHARGE                        Zero
                              MONTHLY AMOUNT CHARGE PER $1,000             $0.15
                                 TERM                                      10 Policy Years
                               MAXIMUM MORTALITY AND                          0.60%
                                  EXPENSE RISK CHARGE RATE
                                -------------------------------------------------------------------------
                                TABLE OF SURRENDER CHARGES
                                     0        $475.00
                                     1         427.50         6       190.00
                                     2         380.00         7       142.50
                                     3         332.50         8        95.00
                                     4         285.00         9        47.50
                                     5         237.50        10         0.00

                                Surrender Charges grade uniformly by policy month between the consecutive years shown above.
---------------------------------------------------------------------------------------------------------
NONFORFEITURE ITEMS        CSO TABLE:
                              1980 COMMISSIONER'S STANDARD ORDINARY MORTALITY TABLE FOR NONSMOKERS,
                                AGE LAST BIRTHDAY, MALES
                           ------------------------------------------------------------------------------
                           NONFORFEITURE INTEREST RATE                4.00%
                           PERCENT OF PARTIAL WITHDRAWAL              0% in policy year 1;
                                                                      20% per policy year in policy years
                                                                      2-10;
                                                                      100% thereafter
                           ------------------------------------------------------------------------------
                           IMPORTANT NOTICE: It is possible that coverage will expire where either no premiums are paid following the initial premium, or subsequent premiums are insufficient to continue coverage.
---------------------------------------------------------------------------------------------------------
SETTLEMENT OPTIONS         SETTLEMENT OPTION MORTALITY TABLE:
                             1983 TABLE A WITH PROJECTION SCALE G

                           SETTLEMENT OPTION INTEREST RATE            2.0% for Option 1-5
                           ------------------------------------------------------------------------------
                           OPTION 3 SAMPLE RATES
                            NUMBER OF YEARS     MONTHLY PAYMENTS
                              OF MONTHLY          PER $1,000 OF
                               PAYMENTS             PROCEEDS
                               --------             --------
                                   5                 $17.49
                                  10                   9.18
                                  15                   6.42
                                  20                   5.04
                                  25                   4.22

POLICY DATA PAGE                                                    DATE PRINTED
POLICY NUMBER: S9-999-999                                      DECEMBER 16, 1998
--------------------------------------------------------------------------------

                                           OPTIONAL BENEFITS

---------------------------------------------------------------------------------------------------------
TERM INSURANCE RIDER (TIR)    TIR EFFECTIVE DATE                      January 1, 1999
                              TIR ISSUE DATE                          January 1, 1999
                              TIR EXPIRY DATE                         January 1, 2064
                              TIR ISSUE AGE, SEX                      35, Male
                              TIR RATE CLASS, RATING FACTOR           Non-Tobacco, 100%
                              TIR FACE AMOUNT                         $100,000
                              TIR COST OF INSURANCE RATE              See TIR Table of MonthlY
                                                                      Guaranteed COI Rates
                              MONTHLY AMOUNT CHARGE                   Zero
---------------------------------------------------------------------------------------------------------
EXTENDED DEATH BENEFIT        EDB EFFECTIVE DATE                      January 1, 1999
GUARANTEE RIDER (EDB)         EDB ISSUE DATE                          January 1, 1999
                              EDB EXPIRY DATE                         January 1, 2064
                              EDB GUARANTEE ANNUAL PREMIUM            $1,664.21
                              EDB COST OF INSURANCE RATE              Zero
---------------------------------------------------------------------------------------------------------

POLICY DATA PAGE                                                    DATE PRINTED
POLICY NUMBER: S9-999-999                                      DECEMBER 16, 1998
--------------------------------------------------------------------------------
Tables of Guaranteed COI: Pre-printed tables can be used for base policy (same as SLNY), ADB, WMD, and WSP. Individually generated table will be needed for the TIR. This can reflect any table and flat extra ratings.

                                   TIR POLICY
               TABLE OF MONTHLY GUARANTEED COST OF INSURANCE RATES

                   RATE                        RATE                       RATE
    INSURED        PER          INSURED        PER         INSURED        PER
      AGE         $1,000          AGE         $1,000         AGE         $1,000
      ---         ------          ---         ------         ---         ------
      35         0.14428          65         1.87335         95         35.49222
      36         0.15179          66         2.07519         96         44.51508
      37         0.16181          67         2.28688         97         62.83141
      38         0.17266          68         2.52819         98         83.33333
      39         0.18435          69         2.79077         99         83.33333
      40         0.19855          70         3.08860
      41         0.21358          71         3.42980
      42         0.22946          72         3.82530
      43         0.24700          73         4.27493
      44         0.26622          74         4.77159
      45         0.28796          75         5.30544
      46         0.31137          76         5.87269
      47         0.33646          77         6.46947
      48         0.36406          78         7.09996
      49         0.39419          79         7.78482
      50         0.42851          80         8.54724
      51         0.46787          81         9.40951
      52         0.51311          82         10.39222
      53         0.56509          83         11.49455
      54         0.62296          84         12.69876
      55         0.68759          85         13.98063
      56         0.75815          86         15.32651
      57         0.83297          87         16.71801
      58         0.91627          88         18.15089
      59         1.00976          89         19.64755
      60         1.11430          90         21.23308
      61         1.23080          91         22.94951
      62         1.36520          92         24.87000
      63         1.51760          93         27.20133
      64         1.68724          94         30.42888

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SUMMARY OF BENEFITS

LIVING BENEFITS

While the insured is alive, subject to this policy's provisions, you may:

1.
Change the amount and frequency of your premium payments;

2.
Change the allocation of your premiums;

3.
Change the Face Amount;

4.
Change the Death Benefit Option;

5.
Make transfers between accounts;

6.
Surrender this policy for cash;

7.
Make a partial withdrawal for cash;

8.
Receive a cash loan;

9.
Assign this policy as collateral;

10.
Change the beneficiary;

11.
Transfer ownership; and

12.
Enjoy any other rights this policy allows.

DEATH BENEFITS

At the insured's death, we will pay the Death Benefit then in force:

Plus any additional amounts provided by rider on the life of the insured;

Plus a refund of any policy loan interest we have charged but not earned;

Minus any Loan Amount; and

Minus any unpaid Monthly Deductions.

The Death Benefit Option in effect is shown on the Policy Data Page. All values are determined as of the Valuation Date on or next following the date of the insured's death. The Death Benefit after age 100 is the Accumulation Value.

--------------------------------------------------------------------------------
THE CONTRACT

This policy is a legal contract. Read your policy carefully! You rely on us to provide its benefits; we rely on you to pay its premiums. The entire contract is this policy and all applications, Policy Data Pages, riders, and amendments attached at time of issue or agreed upon later.

Unless fraudulent, all statements made by or on behalf of anyone covered by this policy are representations and not warranties. No statement can be used to cancel this policy or can be used in our defense if we refuse to pay a claim, unless it is found in an application, rider, or amendment.

CHANGES

Policy changes must be in writing and signed by our President or Secretary, or one of our Vice Presidents or Assistant Secretaries. No agent or any other person may alter or change the terms and conditions of this policy.

--------------------------------------------------------------------------------
GENERAL DEFINITIONS

IN FORCE

The terms of this policy are in effect.

THE INSURED

The person upon whose life this policy is issued. The Policy Data Page lists the insured.

PROCEEDS

The amount we pay when the insured dies or when this policy is surrendered.

WE, US, OUR

ReliaStar Life Insurance Company at our home office in Minneapolis, Minnesota.

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GENERAL DEFINITIONS (CONTINUED)

WRITTEN, IN WRITING

A written request or notice, signed and dated, and received at our home office. The form and content of the request or notice must be acceptable to us.

YOU, YOUR

The owner of this policy, as shown on the Policy Data Page, unless changed as allowed in this policy. The insured owns this policy unless another owner is named.

--------------------------------------------------------------------------------
POLICY DEFINITIONS

ACCUMULATION UNIT

A unit of measure used to determine the Variable Accumulation Value.

ACCUMULATION VALUE

The total amount that this policy provides for investment at any time. The Accumulation Value is the total of the Fixed Accumulation Value and the Variable Accumulation Value.

CASH VALUE

The Accumulation Value minus any Surrender Charge.

CASH SURRENDER VALUE

The amount payable to you if you surrender this policy. It is the Cash Value minus any Loan Amount and unpaid Monthly Deductions.

THE CODE

The Internal Revenue Code of 1986, as amended.

FACE AMOUNT

The minimum Death Benefit payable as long as this policy is in force. The initial Face Amount is shown on the Policy Data Page. You may change the Face Amount as described in this policy.

FIXED ACCOUNT

All our assets other than those allocated to the Variable Account or any other separate account. We have complete ownership and control of the assets in the Fixed Account.

LOAN AMOUNT

The sum of all unpaid policy loans.

MONTHLY ANNIVERSARY

The same date in each succeeding month as your Policy Date. Whenever your Monthly Anniversary falls on a date other than a Valuation Date, the Monthly Anniversary will be the next Valuation Date.

POLICY DATE

The Policy Date is used in determining policy years, policy months, Monthly Anniversaries, and policy anniversaries. The Policy Data Page shows the Policy Date.

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POLICY DEFINITIONS (CONTINUED)

SUB-ACCOUNT

A subdivision of the Variable Account. Each Sub-account invests exclusively in the shares of one of the mutual funds shown on the Policy Data Page, or added later.

VALUATION DATE

The close of business each day that the New York Stock Exchange is open for trading and valuations have not been suspended by the Securities and Exchange Commission. A Valuation Date may be any other day on which there is sufficient trading in the mutual funds' portfolio to materially affect the Accumulation Unit Value in the corresponding Sub-account.

VALUATION PERIOD

The period of time between a Valuation Date and the next Valuation Date.

VARIABLE ACCOUNT

Select*Life Variable Account, a separate investment account of ours. The Variable Account is used only to receive and invest Net Premiums paid under our variable life insurance policies. The assets of the Variable Account will be valued on each Valuation Date. We have complete ownership and control of the assets in the Variable Account.

Assets of the Variable Account equal to its liabilities will not be charged with liabilities arising out of any other business we conduct. However, we may transfer any assets which exceed the liabilities of the Variable Account to our Fixed Account.

The Variable Account is treated as a unit investment trust under federal securities laws. It is registered with the Securities and Exchange Commission according to the Investment Company Act of 1940. It was established under the State of Minnesota's insurance laws. Any change in the investment policy of the Variable Account must be approved by the Department of Commerce of the State of Minnesota according to the approval process on file with the state.

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DEATH BENEFIT OPTIONS

This policy has the following Death Benefit Options


OPTION A (LEVEL AMOUNT OPTION) - The Death Benefit prior to age 100 is the greater of:

1.
The Face Amount; or

2.
The Accumulation Value multiplied by the Corridor Percentage, according to the insured's attained age, as shown on the Policy Data Page.

OPTION B (VARIABLE AMOUNT OPTION) - The Death Benefit prior to age 100 is the greater of:

1.
The Face Amount plus the Accumulation Value; or

2.
The Accumulation Value multiplied by the Corridor Percentage, according to the insured's attained age, as shown on the Policy Data Page.

OPTION C (FACE AMOUNT PLUS PREMIUM AMOUNT OPTION) - The Death Benefit prior to age 100 is the greater of:

1.
The Face Amount plus the total premiums paid less the total partial withdrawals made; or

2.
The Accumulation Value multiplied by the Corridor Percentage, according to the insured's attained age, as shown on the Policy Data Page.

--------------------------------------------------------------------------------
REQUESTED CHANGES IN FACE AMOUNT

After the second policy year, you may request an increase or decrease in your Face Amount by notifying us in writing. Changes in Death Benefit Option also change the Face Amount. (See Changes in Death Benefit Option.)

INCREASES

Increases in Face Amount must be at least $5,000. You cannot increase the Face Amount after the insured's age 85.

We may require written proof that the insured is still insurable before making an increase. An approved increase goes into effect on the Monthly Anniversary on or next following the date of the approval. At least two years must elapse between increases.

An increase is subject to a free look period during which you have the right to request us to cancel the increase and receive a refund. The request must be made by midnight of the 10th day after you receive the new Policy Data Page for the increase.

If you cancel an increase during this period, we will restore the Accumulation Value by refunding the amount of any deductions and charges associated with the increase, or, upon request, you can receive that amount in cash.

DECREASES

You cannot decrease the Face Amount below the Minimum Face Amount shown on the Policy Data Page. If, following a requested decrease in Face Amount, this policy would no longer qualify as life insurance under federal tax law, we will limit the decrease to an amount that would maintain that qualification.

Changes go into effect on the Monthly Anniversary on or next following the date we receive your request. At least six months must elapse between decreases.

For the purpose of determining the cost of insurance when more than one rate class applies to the current Face Amount, the Face Amount will be reduced in the following order:

1.
The Face Amount provided by the most recent increase;

2.
The next most recent increases successively; and

3.
The initial Face Amount.

--------------------------------------------------------------------------------
REQUESTED CHANGES IN FACE AMOUNT (CONTINUED)

EFFECT OF REQUESTED CHANGES IN FACE AMOUNT

A change in Face Amount will affect the Monthly Deduction because the cost of insurance and the Monthly Expense Charge are based on the Face Amount. The cost of certain rider benefits may also be affected.

If the Death Benefit Guarantee is in effect, we will calculate a new Minimum Monthly Premium for the Death Benefit Guarantee from the effective date of the change in Face Amount. Additional premium payments may be required to maintain the Death Benefit Guarantee. We will send you a new Policy Data Page with the new Minimum Monthly Premium.

An increase in Face Amount will increase Surrender Charges and Monthly Amount Charges. We will send you a new Policy Data Page showing the amount and duration of the new Surrender Charges. Decreases in Face Amount do not reduce the Surrender Charge or the Monthly Amount Charges.

--------------------------------------------------------------------------------
CHANGES IN DEATH BENEFIT OPTION A OR OPTION B

You may request in writing to change Option A or Option B. You may not change to or from Option C (Face amount Plus Premium Option). A change in Option A or Option B changes the Face Amount. We may require proof of insurability for a change to Option B.

If you change from Option A (Level Amount Option) to Option B (Variable Amount Option), the Face Amount is decreased by an amount equal to the Accumulation Value on the effective date of the change. The change is effective on the Monthly Anniversary on or next following the date we receive your request. You cannot change the Death Benefit Option if the resulting Face Amount would fall below the Minimum Face Amount shown on the Policy Data Page.

If you change from Option B (Variable Amount Option) to Option A (Level Amount Option), the Face Amount is increased by an amount equal to the Accumulation Value on the effective date of the change. The change is effective on the Monthly Anniversary on or next following the date we receive your request.

A change in Face Amount due to a change in Death Benefit Option will affect the Monthly Deduction because the cost of insurance depends on the Face Amount. The cost of certain rider benefits may also be affected.

The Surrender Charges and the Monthly amount Charge will not be affected by a change in the Death Benefit Option.

--------------------------------------------------------------------------------
PREMIUMS

There is no insurance under this policy until the initial premium is paid. The initial premium is shown on the Policy Data Page. All premiums are payable in advance of the period to which they apply.

NET PREMIUM

When you pay a premium, we deduct the Premium Expense Charge. The Premium Expense Charge is equal to the premium multiplied by the Percent Premium Charge. The Percent Premium Charge will not exceed the Maximum Percent Premium Charge shown on the Policy Data Page.

The amount remaining after we have deducted the Premium Expense Charge from a premium is the Net Premium. The Net Premium is credited to the Fixed Account and the Sub-accounts of the Variable Account according to your allocation.

The portion of the Net Premium allocated to the Fixed Account earns interest as described in the Fixed Accumulation Value provision of this policy.

The portion of the Net Premium allocated to a Sub-account is invested at net asset value in shares of a specified mutual fund. As of the Policy Date, the mutual funds in which the Sub-accounts invest are listed on the Policy Data Page. A Sub-account may be added later or replaced according to the "Substitution of Mutual Fund Shares" provision of this policy.


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PREMIUMS (CONTINUED)

ALLOCATION OF PREMIUMS

Premiums received prior to the Free Look Transfer Date, as shown on the Policy Data Page, will be allocated to the Fidelity VIP Money Market Sub-account on the later of the Policy Date or the date we receive your premium. On the Valuation Date on or next following the Free Look Transfer Date, the initial premium in the Fidelity VIP Money Market Sub-account will be transferred to the Fixed Account and the Sub-accounts of the Variable Account as specified on the application for this policy, and as shown on the Policy Data Page. This allocation will also be used to allocate premiums received on or after the Free Look Transfer Date. You may change the allocation at any time by notifying us in writing. Changes will not be effective until the date we receive your notice, and will only affect premiums we receive on or after that date. You may allocate 100% to any account or divide your allocation in whole percentage points totaling 100%. For example, you can select 33%, but not 33-1/3%. We reserve the right to adjust your allocation to eliminate fractional percentages.

AMOUNT AND TIMING OF PREMIUM PAYMENTS

The amount and frequency of premium payments will affect the Accumulation Value, the Cash Surrender Value, and how long this policy will remain in force.

After the initial premium you decide the amount and timing of premium payments, within the following restrictions:

1.
We may require proof which satisfies us that the insured is still insurable if any premium, planned or unscheduled, would increase the difference between the Death Benefit and the Accumulation Value;

2.
We reserve the right to refuse any premium or to make any other policy change which we reasonably believe might disqualify your policy for favorable tax treatment as life insurance under the Code. If premiums paid during any Policy Year exceed the limits set by the Code (as we in good faith compute these limits), we will return the excess premiums with interest to you within 60 days after the end of the policy year. However, under current tax law, you have the right to pay the premium required to keep this policy in force to the end of the policy year;

3.
We may refuse to accept any premium less than $25; and

4.
You cannot pay additional premiums while this policy is in force as paid-up life insurance or after age 100.

You may pay premiums by sending them to the address shown below. Please include your policy number on your check. The current address for payment is:

ReliaStar Life Insurance Company
P.O. Box 1880
Minneapolis, MN 55480-1880

Upon request, we will send you a receipt signed by one of our officers.

PLANNED PERIODIC PREMIUMS

You may pay planned periodic premiums annually, semi-annually, quarterly, or, if you choose, we can also deduct planned periodic premiums from your bank account monthly. We will notify you of your planned periodic premium at least once a year.

The amount and frequency of the initial planned periodic premiums are shown on the Policy Data Page. You may change the frequency and amount of planned periodic premiums by notifying us in writing of the change. We reserve the right to limit the a mount of any increase. We may also limit the number and amount of payments. (See "Amount and Timing of Premium Payments" above.)

We may send you periodic premium notices depending on the frequency and method of premium payment you have chosen.

UNSCHEDULED ADDITIONAL PREMIUMS

Premiums, other than planned periodic premiums, may be paid at any time except while this policy is in force as paid-up life insurance. We may limit the number and amount of these additional payments. (See "Amount and Timing of Premium Payments" above.)


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DEATH BENEFIT GUARANTEE

The Death Benefit Guarantee Period is shown on the Policy Data Page and begins on the Policy Date. The Death Benefit Guarantee is in effect during the Death Benefit Guarantee Period if, on each Monthly Anniversary since the Policy Date, 1 is equal to or greater than 2, where:

1.
Is the sum of all premiums paid minus any partial withdrawals and any Loan Amount; and

2.
Is the sum of Minimum Monthly Premiums since the Policy Date, including the Minimum Monthly Premium for the current Monthly Anniversary.

If the Death Benefit Guarantee is in effect, we guarantee that we will not lapse your policy, even if the Cash Surrender Value is not sufficient to pay the Monthly Deduction that is due. Although we determine each month whether or not you have made sufficient premium payments to maintain the Death Benefit Guarantee, you do not have to pay premiums monthly.

If, on any Monthly Anniversary you have not made sufficient premium payments to maintain the Death Benefit Guarantee, we will send you notice of the required payment. If we do not receive the required payment within 61 days following the date we mail you written notice, the Death Benefit Guarantee is no longer in effect. During the first five policy years, the Death Benefit Guarantee may be reinstated by payment of additional premiums equal to 2 minus 1, (2-1), as defined above. After the first five policy years a lapsed Death Benefit Guarantee may not be reinstated.

POLICY CHANGES AFFECTING THE MINIMUM MONTHLY PREMIUM

The Minimum Monthly Premium may be affected by requested changes in Face Amount, changes in the Death Benefit Option, and may also be changed when a rider is added or terminated. The new Minimum Monthly Premium will be shown on a new Policy Data Page and applies from the date of the change.

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GRACE PERIOD AND POLICY LAPSE

If the Death Benefit Guarantee is not in effect, the policy will lapse only if, on any Monthly Anniversary, the Cash Surrender Value is less than the Monthly Deduction due.

We will only lapse this policy at the end of a 61-day grace period if sufficient payment is not received. The grace period begins on the date we send you written notice of the required payment.

If the insured dies during the grace period, we deduct any Loan Amount and any unpaid Monthly Deductions from the proceeds.

If the Death Benefit Guarantee is in effect, we will not lapse the policy.

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REINSTATEMENT

Reinstatement means putting a lapsed policy back in force. You may reinstate this policy by written request any time within five years after it has lapsed, as long as it has not been surrendered for its Cash Surrender Value.

To reinstate this policy and any riders:

1.
You must submit proof which satisfies us that all insureds are still insurable; and

2.
You must pay a premium large enough to keep the policy and any riders in force for at least two months.

This policy will be reinstated only as of a Monthly Anniversary. If you have met the above conditions, and the insured dies before the Monthly Anniversary on which the policy would be reinstated, we will pay the Death Benefit as of that Monthly Anniversary.

The Accumulation Value on the date of reinstatement will be the amount provided by the Net Premium paid to reinstate this policy. Subsequent Accumulation Values will be calculated as shown in the Accumulation Value provision of this policy. The Surrender Charges will also be reinstated.

The Death Benefit Guarantee may be reinstated during the first five policy years. After the first five policy years a lapsed Death Benefit Guarantee may not be reinstated.


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ACCUMULATION VALUE

The Accumulation Value of this policy is equal to the sum of the Fixed Accumulation Value plus the Variable Accumulation Value.

FIXED ACCUMULATION VALUE

The Fixed Accumulation Value on the Policy Date is your Net Premium credited to the Fixed Account on that date minus the Monthly Deduction applicable to the Fixed Accumulation Value for the first policy month.

After the Policy Date, the Fixed Accumulation Value is calculated as 1 + 2 + 3 + 4 - 5 - 6, where:

1.
Is the Fixed Accumulation Value on the preceding Monthly Anniversary, plus interest from the Monthly Anniversary to the date of the calculation;

2.
Is the total of your Net Premiums credited to the Fixed Account since the preceding Monthly Anniversary, plus interest from the date premiums are credited to the date of the calculation;

3.
Is the total of your transfers from the Variable Account to the Fixed Account since the preceding Monthly Anniversary, plus interest from the date of transfer to the date of the calculation;

4.
Is the total of your Loan Amount transferred from the Variable Account since the preceding Monthly Anniversary;

5.
Is the total of your transfers to the Variable Account from the Fixed Account since the preceding Monthly Anniversary, plus interest from the date of transfer to the date of the calculation; and

6.
Is the total of your partial withdrawals from the Fixed Account since the preceding Monthly Anniversary, plus interest from the date of withdrawal to the date of the calculation.

If the date of the calculation is a Monthly Anniversary, we also reduce the Fixed Accumulation Value by the applicable Monthly Deduction for the policy month following the Monthly Anniversary.

INTEREST RATE ON THE FIXED ACCUMULATION VALUE

The interest rate applied in the calculation of the Fixed Accumulation Value will not be less than the Minimum Annual Interest Rate shown on the Policy Data Page. This rate is an effective annual interest rate compounded yearly. Interest in excess of the Minimum Annual Interest Rate may be applied in the calculation of your Fixed Accumulation Value in a manner which our Board of Directors determines.

The interest rate applied to any portion of the Accumulation Value which represents the Loan Amount may be less than the interest rate applied to the rest of the Accumulation Value, but not less than the Minimum Annual Interest Rate. Interest credited on the loaned Accumulation Value is credited annually on the Policy Anniversary to the Fixed Account and the Variable Account according to your premium allocation.

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ACCUMULATION VALUE (CONTINUED)

VARIABLE ACCUMULATION VALUE

The Variable Accumulation Value is the total of your values in each Sub-account. The value for each Sub-account is equal to 1 multiplied by 2, where:

1.
Is your current number of Accumulation Units; and

2.
Is the current Unit Value.

The Variable Accumulation Value will vary from Valuation Date to Valuation Date reflecting changes in 1 and 2 above.

ACCUMULATION UNITS

When transactions are made which affect the Variable Accumulation Value, dollar amounts are converted to Accumulation Units. The number of Accumulation Units for a transaction is found by dividing the dollar amount of the transaction by the current Unit Value.

The number of Accumulation Units for a Sub-account increases when:

1.
Net Premiums are credited to that Sub-account; or

2.
Transfers from the Fixed Account or other Sub-accounts are credited to that Sub-account.

The number of Accumulation Units for a Sub-account decreases when:

1.
You take out a Policy Loan from that Sub-account;

2.
You take a partial withdrawal from that Sub-account;

3.
We take a portion of the Monthly Deduction from that at Sub-account; or

4.
Transfers are made from that Sub-account to the Fixed Account or other Sub-accounts.

UNIT VALUE

The Unit Value for a Sub-account on any Valuation Date is equal to the previous Unit Value multiplied by the Net Investment Factor for that Sub-account for the Valuation Period ending on that Valuation Date.

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ACCUMULATION VALUE (CONTINUED)

NET INVESTMENT FACTOR

The Net Investment Factor is a number that reflects charges to this policy and the investment performance during a Valuation Period of the mutual fund in which a Sub-account is invested. If the Net Investment Factor is greater than one, the Unit Value is increased. If the Net Investment Factor is less than one, the Unit Value is decreased. The Net Investment Factor for a Sub-account is determined by dividing 1 by 2, (1 / 2), where:

1.
Is the result of:

a.
The net asset value per share of the mutual fund shares in which the Sub-account invests, determined at the end of the current Valuation Period;

b.
Plus the per share amount of any dividend or capital gain distributions made on the mutual fund shares in which the Sub-account invests during the current Valuation Period; and

c.
Plus or minus a per share charge or credit for any taxes reserved for which we determine to have resulted from the investment operations of the Sub-account and to be applicable to this policy.

2.
Is the result of:

a.
The net asset value per share of the mutual fund shares held in the Sub-account, determined at the end of the last prior Valuation Period; and

b.
Plus or minus a per share charge or credit for any taxes reserved for the last prior Valuation Period which we determine to have resulted from the investment operations of the Sub-account and to be applicable to this policy.

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MONTHLY DEDUCTION

The Monthly Deduction is a charge made against the Accumulation Value on each Monthly Anniversary. The Monthly Deduction for a policy month will be calculated as 1 plus 2 plus 3 plus 4 plus 5, (1 + 2 + 3 + 4 + 5), where:

1.
Is the cost of any rider benefits, other than any Waiver of Monthly Deduction rider, for the policy month;

2.
Is the cost of insurance for this policy for the policy month;

3.
Is the Monthly Expense Charge for the policy month;

4.
Is the Monthly Mortality and Expense Risk Charge for the policy month; and

5.
Is the cost of any Waiver of Monthly Deduction rider for the policy month.

The Monthly Mortality and Expense Risk Charge is deducted only from the Variable Accumulation Value. The remainder of the Monthly Deduction is deducted on a proportionate basis from the non-loaned Fixed Accumulation Value and the Variable Accumulation Value.

The portion of the Monthly Deduction which is deducted from the Variable Accumulation Value is deducted on a proportionate basis from each Sub-account. We deduct the portion of the Monthly Deduction from each Sub-Account by an automatic surrender of Accumulation Units.

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MONTHLY DEDUCTION (CONTINUED)

MONTHLY MORTALITY AND EXPENSE RISK CHARGE

The Monthly Mortality and Expense Risk Charge for a policy month will be calculated as 1 multiplied by 2, (1 X 2), where:

1.
Is the Mortality and Expense Risk Charge Rate, which will not exceed the Maximum Mortality and Expense Risk Charge Rate shown on the Policy Data Page, divided by 12; and

2.
Is the Variable Accumulation Value before the Monthly Deduction, minus the portion of the following charges taken from the Variable Accumulation Value:

a.
The cost of any rider benefits other than any Waiver of Monthly Deduction rider;

b.
The Cost of Insurance; and

c.
The Monthly Expense Charge.

MONTHLY EXPENSE CHARGE

The Monthly Expense Charge for a policy month will be calculated as 1 plus 2 plus 3 plus 4, (1 + 2 + 3 + 4), where:

1.
Is the Monthly Administrative Charge. The Monthly Administrative Charge is subject to change, but will not exceed the Maximum Monthly Administrative Charge shown on the Policy Data Page;

2.
Is the Death Benefit Guarantee Charge shown on the Policy Data Page;

3.
Is the Monthly Policy Charge. This charge and the term during which it is applied are shown on the Policy Data Page; and

4.
Is the Monthly Amount Charge. This charge is equal to the Monthly Amount Charge per $1,000, as shown on the Policy Data Page, multiplied by the initial Face Amount divided by $1,000. This charge begins on the Policy Date and applies during the term shown on the Policy Data Page. An additional Monthly Amount Charge will apply to any increases in Face Amount from the effective date of the increase. We will send you written notice of the Monthly Amount Charge per $1,000 and term for any increase. Any change in Face Amount due solely to a change of Death Benefit Option or to a Face Amount decrease does not affect the charge.

COST OF INSURANCE

We determine the cost of insurance on a monthly basis. The cost of insurance for a policy month is calculated as 1 multiplied by the result of 2 minus 3, [1 x (2 - 3)], where:

1.
Is the cost of insurance rate as described in the Cost of Insurance Rates provision of this policy;

2.
Is the Death Benefit at the beginning of the policy month, divided by 1 plus the Minimum Monthly Interest Rate as shown on the Policy Data Page.

3.
Is the Accumulation Value at the beginning of the policy month minus any charges for rider benefits.

The cost of insurance is determined separately for the initial Face Amount and any increases made later. If the rate class for the initial Face Amount is different from that of an increase, the Accumulation Value used in 3 above will first be considered a part of the initial Face Amount. If the Accumulation Value on the Monthly Anniversary exceeds the initial Face Amount, it will be considered to be part of any increase in the Face Amount in order of any increases. The cost of insurance is never less than zero.

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MONTHLY DEDUCTION (CONTINUED)

COST OF INSURANCE RATES

The monthly cost of insurance rate for this policy is based on the insured's sex, issue age, and rate class as shown on the Policy Data Page, and the policy year. If your Death Benefit is a percentage of the accumulation value as described under the definition of Death Benefit item 2 in the Level Amount Option, the Additional Amount Option, or the Return of Premium Option, the rate class with the most recent effective date will apply. Issue age means age last birthday on the effective date of the coverage. Subject to the maximums permitted by law, we will determine, in our sole discretion monthly cost of insurance rates based upon expectations as to future cost factors. Any change in cost of insurance rates will apply to all in the same insurance class whose policies have been in force for the same period of time.

Except for Face Amounts in a rated rate class, the cost of insurance rates can never be greater than those shown in the Table of Monthly Guaranteed Cost of Insurance Rates. This table is based on the Commissioners Standard Ordinary Mortality (CSO) Table shown on the Policy Data Page. For Face Amounts in a rated rate class, the guaranteed cost of insurance rates are calculated by multiplying the rates shown in the Table of Guaranteed Cost of Insurance Rates by the Rating Factor shown on the Policy Data Page. The rates may also be increased by any extra cost of insurance shown on the Policy Data Page.

BASIS OF COMPUTATIONS

Minimum cash values are based on the Commissioners Standard Ordinary Mortality
(CSO) Table and the Nonforfeiture Interest Rate as shown on the Policy Data Page. Where required, a detailed statement of the method of computation of cash values under this policy has been filed with the insurance department of the state in which this policy was delivered. Cash values under this policy are not less than the minimums required by the state in which this policy was delivered.

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NONFORFEITURE PROVISIONS

CONTINUATION OF INSURANCE (EXTENDED INSURANCE)

Even if you do not make additional premium payments your insurance coverage under this policy, and any benefits provided by rider, will stay in force as long as the Cash Surrender Value is large enough to cover the Monthly Deduction. If the Cash Surrender Value is less than the Monthly Deduction due, we will use the Cash Surrender Value to continue the insurance during the grace period.

PAID-UP LIFE INSURANCE

Any time before the insured's age 100, you may use the Cash Surrender Value to purchase single premium paid-up life insurance. The amount by which this insurance exceeds its Cash Value cannot be greater than the amount by which this policy's Death Benefit exceeds this policy's Accumulation Value. Any Cash Surrender Value not used to purchase paid-up life insurance will be paid to you in cash.

We base the single premium for paid-up insurance on the insured's sex, age, and rate class(es) at the time this option is exercised, and the single premium life insurance rates in effect at that time. These rates may not exceed the net single premium rates based on the Commissioners Standard Ordinary Mortality
(CSO) Table and the Nonforfeiture Interest Rate, both of which are shown on the Policy Data Page. The Cash Value of the paid-up life insurance is also calculated based on the CSO Table and Nonforfeiture Interest Rate.

To purchase paid-up life insurance, we transfer the Cash Surrender Value of this policy to the Fixed Account.

If this policy is in force as paid-up life insurance;

1.
The Accumulation Value provision of this policy no longer applies;

2.
You cannot pay additional premiums;

3.
You cannot make partial withdrawals; and

4.
We do not make any further Monthly Deductions.

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TRANSFERS

You may request in writing the transfer of all or part of your Accumulation Value between the Fixed Account and the Sub-accounts of the Variable Account. We only allow twelve transfers in a policy year. We consider all transfers received in the same request and made on the same Valuation Date as one transfer. We make a transfer on the first Valuation Date after we receive your written request.

We may make a charge for each transfer, but the charge may not exceed $25.00. All transfers are also subject to any charges and conditions imposed by the mutual fund whose shares are involved.

TRANSFERS FROM THE FIXED ACCOUNT


To transfer all or part of your Fixed Accumulation Value, you must meet the following conditions:

1.
The request to transfer must be postmarked no more than 30 days before the policy anniversary, and no later than 30 days after the policy anniversary. Only one transfer is allowed during this period;

2.
The Fixed Accumulation Value after the transfer must be at least equal to the Loan Amount;

3.
No more than 50% of the Fixed Accumulation Value (minus any Loan Amount) may be transferred unless the balance, after the transfer, would be less than $1,000. If the balance would fall below $1,000, the full Fixed Accumulation Value (minus any Loan Amount) may be transferred; and

4.
You must transfer at least;

a.
$500, or

b.
The total Fixed Accumulation Value (minus any Loan Amount) if less than $500.

TRANSFERS FROM A SUB-ACCOUNT

To transfer from a Sub-account, Accumulation Units are redeemed on the next Valuation Date after we receive your request and their value is reinvested in other Sub-accounts, or the Fixed Account, as directed in your request.

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CASH VALUE, CASH SURRENDER VALUE, TOTAL SURRENDER, AND PARTIAL
WITHDRAWAL BENEFITS

CASH VALUE

The Cash Value of this policy is the Accumulation Value minus any Surrender Charge.

The Cash Value is never less than zero.

CASH SURRENDER VALUE

The Cash Surrender Value of this policy is the Cash Value minus the Loan Amount and unpaid Monthly Deductions.

SURRENDER CHARGE

We make a Surrender Charge if you surrender this policy or it lapses.

At issue, the Surrender Charge depends on the initial Face Amount and the insured's sex and issue age.

Additional Surrender Charges will apply to any approved increase in Face Amount, including Face Amount increases resulting from the Insured's Cost of Living Rider, if included with this policy. The additional Surrender Charge depends on the amount of the increase in Face Amount and the insured's sex and age on the effective date of the increase. We will send you written notice of the amount and duration of the additional Surrender Charge.

If Surrender Charges are shown on an annual basis, they grade uniformily by policy month between the consecutive years shown.

Any increases or decreases in Face Amount resulting from changes in the Death Benefit Option, and any requested decreases in Face Amount, do not affect the Surrender Charges.

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CASH VALUE, CASH SURRENDER VALUE, TOTAL SURRENDER, AND PARTIAL
WITHDRAWAL BENEFITS (CONTINUED)

TOTAL SURRENDER

You may surrender this policy for its Cash Surrender Value by sending us a written request.

PARTIAL WITHDRAWAL

After the first policy year, you may withdraw part of your Cash Surrender Value by sending us a written request. The amount of any partial withdrawal must be at least equal to $500. The maximum partial withdrawal equals the Cash Surrender Value multiplied by the Percent of Partial Withdrawal shown on the Policy Data Page. Only one partial withdrawal is allowed in any policy year. We may make a charge for each partial withdrawal, but the charge will not exceed $25.00.

Unless you specify, we make partial withdrawals from the Fixed Accumulation Value and the Variable Accumulation Value on a proportionate basis. For the purpose of calculating the proportion, the Loan Amount is subtracted from the Fixed Accumulation Value. We make partial withdrawals from a Sub-account by the automatic surrender of Accumulation Units.

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CASH VALUE, CASH SURRENDER VALUE, TOTAL SURRENDER, AND PARTIAL
WITHDRAWAL BENEFITS (CONTINUED)

THE EFFECT OF PARTIAL WITHDRAWALS

The Accumulation Value will be reduced by the amount of any partial withdrawal. The Death Benefit will also be reduced by the amount of the withdrawal, or, if the Death Benefit is based on the Corridor Percentage of Accumulation Value, by an amount equal to the Corridor Percentage times the amount of the withdrawal.

The Face Amount will be reduced by the amount of the partial withdrawal if Death Benefit Option A (Level Amount Option) is in effect. We do not allow a withdrawal if the Face Amount after a partial withdrawal would be less than the Minimum Face Amount shown on the Policy Data Page. If more than one rate class applies to the current Face Amount, for the purpose of determining the cost of insurance, the Face Amount will be reduced in the following order:

1.
The Face Amount provided by the most recent increase;

2.
The next most recent increases successively; and

3.
The initial Face Amount.

If Death Benefit Option B (Variable Amount Option) or Death Benefit Option C (Face Plus Premium Amount Option) is in effect, a partial withdrawal does not affect the Face Amount.

A partial withdrawal may cause the Death Benefit Guarantee to terminate. The amount of the partial withdrawal is deducted from the total premium paid in calculating whether sufficient premiums have been paid to maintain the Death Benefit Guarantee.

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POLICY LOANS

If this policy has a Loan Value, you may take out a loan from us by written request. We reserve the right to prohibit policy loans during the first policy year. We use this policy as security for the loan. Each loan must be at least $500.

We will not lend you more than the Loan Value. The Loan Value is 1 minus 2, (1 -
2), where:

1.
Is 90% of the Cash Value; and

2.
Is the existing Loan Amount.

However, if this policy is in force as paid-up life insurance, the Loan Value is the Cash Value on the next policy anniversary minus loan interest to that date and any existing Loan Amount.

When we make a policy loan, the amount of the policy loan will be segregated within the Fixed Accumulation Value of your policy as security for the loan. Unless you specify, amounts held as security for the loan will come from the Fixed Accumulation Value and the Variable Accumulation Value on a proportionate basis. For the purpose of determining the proportion, we subtract any existing Loan Amount from the Fixed Accumulation Value. (See Monthly Deduction for an example of how we calculate this proportion.) Amounts equal to the portion of the policy loans coming from the Sub-accounts of the Variable Account are transferred to the Fixed Account, reducing the Variable Accumulation Value. These transfers are not treated as transfers for the purpose of the transfer charge or the limit on the number of transfers in a policy year.

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POLICY LOANS (CONTINEUD)

EFFECT OF THE POLICY LOANS

If not repaid, we deduct any unpaid policy loans before paying the proceeds. If, at any time, the Loan Amount exceeds the Cash Value, the grace period goes into effect and we may lapse this policy. A loan may cause the Death Benefit Guarantee to terminate. The Loan Amount is deducted from the total premiums paid in calculating whether you have paid premiums sufficient to maintain the Death Benefit Guarantee.

LOAN INTEREST

We charge interest on the Loan Amount at the Loan Interest Rate shown on the Policy Data Page, unless we charge a lower rate. After the tenth policy year, we charge interest at the Preferred Loan Interest Rate shown on the Policy Data Page, unless we charge a lower rate, on the portion of your Loan Amount that is not greater than the result of 1 minus 2 plus 3, ( 1 - 2 + 3 ), where:

1.
Is the Accumulation Value;

2.
Is the sum of all premiums paid; and

3.
Is the sum of all Partial Withdrawals.

This result is called the Preferred Loan Amount.

The Preferred Loan Amount is calculated on the date of any loan and on each policy anniversary thereafter. Policy loan repayments received will be applied first to reduce the portion of your policy loan that is not the Preferred Loan Amount, and then to reduce the Preferred Loan Amount.

On the date of any policy loan, interest is due in advance for the remainder of the policy year. On each policy anniversary thereafter, interest is due in advance for the next full policy year. Any unpaid interest is added to the Loan Amount, and we charge interest on it.

REPAYMENT

You may repay all or part of any policy loan during the insured's lifetime. If not repaid during the insured's lifetime, we deduct the Loan Amount from the proceeds. We generally consider any payments we receive, planned or unscheduled, as premium payments. Therefore, when you make a payment on a policy loan, to avoid a Premium Expense Charge, you must tell us that you are making a loan payment. We reserve the right to consider any payment we receive as a loan repayment at our discretion.

Loan repayments reduce the Loan Amount. We will transfer from the Fixed Account to each Sub-account of the Variable Account, 1 multiplied by 2 ( 1 x 2 ), where:

1.
Is the amount of the loan repayment; and

2.
Is the current proportion used to allocate premiums to that Sub-account.

These transfers are not treated as transfers for the purpose of the transfer charge or the limit on the number of transfers in a policy year.

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DELAY OF PAYMENT ON SURRENDER, PARTIAL WITHDRAWALS AND LOANS

The amount surrendered, withdrawn, or loaned will normally be paid to you within seven days of:

1.
Receipt of your written request; and

2.
Receipt of your policy, if required.

We may delay making the payment when we are not able to determine the Variable Accumulation Value because:

1.
The New York Stock Exchange is closed for trading; or

2.
The Securities and Exchange Commission determines that a state of emergency exists.

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DELAY OF PAYMENT ON SURRENDER, PARTIAL WITHDRAWALS AND LOANS (CONTINUED)

We have the right to delay making a surrender, partial withdrawal, or loan from the Fixed Account for up to six months from the date we receive your request. If we delay payment for 30 days or more, we pay interest at an effective annual rate of 3-1/2% from the date of the surrender, partial withdrawal, or loan request to the date of payment.

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BENEFICIARY

The beneficiary is named to receive the proceeds to be paid at the insured's death. You may name one or more beneficiaries on the application. Later, you may name, add, or change beneficiaries by written request as described below. You may also choose to name a beneficiary whom you cannot change without his or her consent. This is an irrevocable beneficiary.

NAMING, ADDING, OR CHANGING BENEFICIARIES

You can name, add, or change beneficiaries by written request if all of these are true:

1.
This policy is in force;

2.
The insured is alive; and

3.
We have the written consent of all irrevocable beneficiaries.

A change will take effect as of the date it is signed but will not affect any payment we make or action we take before receiving your request.

PAYING PROCEEDS

We pay death proceeds in the following order:

1.
Collateral assignees, if any, have first priority;

2.
The beneficiary, if any, receives any proceeds that remain. If there is more than one beneficiary, each receives an equal share, unless you have requested another method in writing. To receive proceeds, a beneficiary must be living on the 10th day after the insured's death; then

3.
If there are no beneficiaries, you receive any proceeds that remain.

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CONTROL OF POLICY

OWNERSHIP

As owner, you have the rights and duties outlined in this policy. However, we need the written consent of all irrevocable b beneficiaries and collateral assignees, if you wish to:

1.
Surrender this policy or make a partial withdrawal;

2.
Take out a policy loan;

3.
Change the policy to paid-up life insurance;

4.
Change the owner;

5.
Name or change a contingent owner;

6.
Add any optional insurance rider;

7.
Change the Face Amount; or

8.
Change the Death Benefit Option.


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CONTROL OF POLICY (CONTINUED)

We need the written consent of all irrevocable beneficiaries, if you wish to:

1.
Change a beneficiary;

2.
Choose or change a Settlement Option; or

3.
Assign this policy or any of its benefits as collateral.

Your rights, as outlined in this policy, end at the insured's death.

COLLATERAL ASSIGNMENT

You may assign the benefits of this policy as collateral for a debt. This limits your rights to the Cash Surrender Value and the beneficiary's rights to the proceeds. A collateral assignment does not change the owner. A collateral assignee does not have ownership rights.

An assignment is not binding on us until we receive written notice of it. We assume no responsibility as to the validity of any assignment. When we pay proceeds, we may rely on what the collateral assignee states as the debt due.

CHANGING OWNERSHIP

You can change the owner of this policy by sending us a written request. This is called an absolute assignment. You transfer all your rights and duties as owner to a new owner. The new owner can then make any change the policy allows.

You can also name a contingent owner who will own this policy at your death. You may name, change, or withdraw a contingent owner by sending us a written request.

An absolute assignment or contingent owner request:

1.
Does not change the coverage or the beneficiary;

2.
Applies only if we receive your request;

3.
Takes effect from the date signed;

4.
Does not affect any payment we make or action we take before receiving your request; and

5.
Is not a collateral assignment.

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SETTLEMENT OPTIONS

Settlement Options are ways of paying the proceeds of this policy. These options apply to:

1.
Payment of proceeds at death; and

2.
Proceeds payable upon full surrender of this policy for its Cash Surrender
Value.

Proceeds applied under a Settlement Option no longer earn interest at the rate applied to the Fixed Account or participate in the investment experience of the Variable Account.


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SETTLEMENT OPTIONS (CONTINUED)

CHOOSING OPTIONS

Settlement Options are chosen or withdrawn by making a written agreement with us or by sending us written notice. Our approval is needed for an option to be chosen or withdrawn. Before the insured's death, only you can choose or withdraw an option. After the insured's death, a beneficiary may choose an option depending on prior restrictions made by you or a collateral assignee. A change of beneficiary or owner withdraws all chosen options; you must choose again any options you want.

We issue a supplemental contract for proceeds applied under any option. We need not accept an option where less than $2,500 will be applied for each payee. In this case, we may pay a payee's proceeds in one sum. Under an installment option, each payment must be at least $25. If needed, we may increase the time between payments to three months, six months, or a year to make each payment at least $25.

PAYING PROCEEDS

A payee is one to whom we may pay part or all of the proceeds or interest. The primary payee is the first person to whom benefits are payable. If the primary payee dies before we have made all payments under Options 2, 3, or 4, we pay the remaining payments to any contingent payee. We pay the proceeds in one sum, unless one or more of the following options are requested and we agree to it. We will also use any other method of payment that is acceptable to you and to us.

Under Options 2, 3, 4, and 5, we pay the first installment as of the date we issue a supplemental contract to pay the proceeds.

OPTION 1

The proceeds are left with us to earn interest. The withdrawal rights, the length of time we will hold the proceeds, and any future change of option are subject to our approval. The effective annual interest rate will never be less than the Settlement Option Interest Rate as shown on the Policy Data Page.

OPTION 2

We pay the proceeds with interest in equal installments for the amount you choose at equal intervals until the proceeds and interest are all paid. The effective annual interest rate will never be less than the Settlement Option Interest Rate as shown on the Policy Data Page. The interval you choose may be a month, three months, six months, or a year. The amount chosen for each installment must be such that the total installments payable in any 12 month period is at least 7% of the total amount of the proceeds.

The last installment will be for the remaining proceeds and interest, and might not be equal to the other installments.

OPTION 3

We pay the proceeds with interest in equal installments at equal intervals for the number of years you choose. The interval may be a month, three months, six months, or a year. The effective annual interest rate will never be less than the Settlement Option Interest Rate as shown on the Policy Data Page. Sample payment amounts are shown in Option 3 Table on the Policy Data Page.


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SETTLEMENT OPTIONS (CONTINUED)

OPTION 4

The proceeds are used to provide an annuity with 60, 120, 180, or 240 months certain. This means that we continue paying the primary mary payee in equal monthly installments for as long as the primary payee lives with a number of months certain. Certain means that we make payments for at least as long as the period you choose (either 60, 120, 180, or 240 months), no matter when the primary payee dies. If the primary payee dies before the certain period ends, the remaining payments are payable to the contingent payee.

We compute the installments using the calendar year in which the proceeds are applied and the payee's sex and age at that time. We require written proof of the payee's sex and age. If you ask, we will tell you payment amounts for this option. The amount of the installments will be no less than those computed using the Settlement Option Mortality Table and Settlement Option Interest Rate as shown on the Policy Data Page.


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SETTLEMENT OPTIONS (CONTINUED)

OPTION 5

The proceeds are used to provide a joint and two-thirds to survivor life income for two payees. We make monthly payments jointly to the two payees as long as they both live. When one payee dies, the other receives two-thirds of the amount of the joint monthly payment for life. Payments stop when both payees have died. We compute the payment amounts using the calendar year in which the proceeds are applied and the payees' sexes and ages when the proceeds are applied. We require written proof of the payees' sexes and ages. If you ask us, we will tell you any of these amounts. The amount of the installments will be no less than those computed using the Settlement Option Mortality Table and Settlement Option Interest Rate as shown on the Policy Data Page.

DEATH OF PAYEE

Unless we have agreed otherwise, if a payee dies after we have paid or credited proceeds under Option 1, we will pay the proceeds and any unpaid interest in one sum to the payee's estate. Unless we have agreed otherwise, if a payee dies after we have paid or credited proceeds under Options 2, 3, or 4, we will pay the remaining payments to any contingent payees. If there are no contingent payees, we pay the following amounts to the primary payee's estate.

1.
Under Option 2, we will pay any unpaid sum left with us plus any unpaid interest on that sum.

2.
Under Option 3, we will pay the commuted value of any unpaid installments. The commuted value will be calculated using the same rate used to determine payments.

3.
Under Option 4, we will pay the commuted value of any unpaid installments remaining in the certain period. The commuted value will be calculated using the same rates used to determine payments.


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SETTLEMENT OPTIONS (CONTINUED)

PROTECTION OF PROCEEDS

Unless we agree to it, a payee may not do any of the following:

1.
Withdraw any part of the proceeds or interest;

2.
Change the fixed payment intervals or the length of the payment period;

3.
Change the settlement option;

4.
Change the amount of payment;

5.
Surrender the supplemental contract for cash;

6.
Borrow against the supplemental contract; or

7.
Assign the supplemental contract.

If the payee chooses Options 1, 2, or 3, the payee may change the option and transfer the funds that remain to a new option. This applies unless prevented by a written agreement with us.

A payee's creditors may not claim any of the proceeds or interest. This provision applies unless altered by federal or state law.

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GENERAL PROVISIONS

VOTING OF MUTUAL FUND SHARES

While this policy is in force, you have the right to instruct us how to vote the mutual fund shares attributable to this policy. All fund proxy material and forms used to give voting instructions will be sent to persons having voting interests.

We will vote the mutual fund shares held in Sub-accounts according to the instructions received, as long as:

1.
The Variable Account is registered as a unit investment trust under the Investment Company Act of 1940; and

2.
The assets of the Variable Account are allocated to Sub-accounts that are invested in mutual funds shares.

We may vote the mutual fund shares held in the Sub-accounts at our discretion if we determine that, because of applicable law or regulation, we do not have to vote the mutual fund shares according to the voting instructions received.


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


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GENERAL PROVISIONS (CONTINUED)

If we do not receive timely voting instructions from you, we will vote the applicable mutual fund shares in proportion to the instructions which are received with respect to the other policies providing benefits related to the applicable Sub-account.

The persons entitled to give voting instructions and the number of votes affected by their instructions will be determined as of a record date selected by us, not more than 90 days before the meeting of the applicable mutual fund.

This policy does not give you the right to vote at meetings of our stockholders and/or policyholders.

SUBSTITUTION OF MUTUAL FUND SHARES

We reserve the right, if permitted by law and subject to the state regulatory authority to:

1.
Create new variable accounts;

2.
Combine variable accounts;

3.
Remove, add, or combine Sub-accounts and make the new Sub-accounts available to you at our discretion;

4.
Substitute shares of other investment funds or series thereof for those of the investment funds and series made available under the policy;

5.
Transfer assets of the ReliaStar Life Insurance Company Select*Life Variable Account which we determine to be associated with class of contracts to which this policy belongs to a another variable account (if this type of transfer is made, the term "ReliaStar Life Insurance Company Select*Life Variable Account" as used in this policy will then mean the variable account to which the assets were transferred);

6.
Deregister the ReliaStar Life Insurance Company Select*Life Variable Account under the Investment Company Act, of 1940, if registration is no longer required;

7.
Make any changes required by the Investment Company Act, of 1940;

8.
Operate the ReliaStar Life Insurance Company Select*Life Variable Account as a managed company under the Investment Company Act, of 1940, or any other form permitted by law; and

9.
Restrict or eliminate any voting privileges you or other persons may have as to the ReliaStar Life Insurance Company Select*Life Variable Account.

PAYMENT OF PROCEEDS

We pay all proceeds of this policy from our home office in Minneapolis, Minnesota. Before paying the proceeds, we may require that you send us this policy. We make payments under Settlement Options 4 and 5 only to a natural person in that person's own right. We adjust the proceeds payable on the death of the insured as follows:

1.
We refund any policy loan interest charged but not earned;

2.
We deduct any Loan Amount; and

3.
We deduct any unpaid Monthly Deductions due on or before the insured's death.

As of the date of death, the proceeds no longer earn interest at the rate applied to the Fixed Account or participate in the investment experience of the Variable Account. If payment is delayed more than 30 days, we pay interest on the proceeds at death for the time between the insured's death and the earlier of the following:

1.
The date we pay proceeds; or

2.
The date we issue a supplemental contract.

Interest on these funds is never less than an effective annual rate of 3-1/2%.


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


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GENERAL PROVISIONS (CONTINUED)

INCONTESTABILITY

This policy has a two year contestable period running from the Issue Date shown on the Policy Data Page. After this policy has been in force during the insured's lifetime for two years from the Issue Date, we cannot claim your policy is void or refuse to pay any proceeds unless the policy has lapsed.

If you make a Face Amount increase or premium payment which requires proof of insurability, the corresponding Death Benefit increase has its own two year contestable period measured from the date of the increase in Death Benefit.

If this policy is reinstated, this provision will be measured from the date of reinstatement.

AGE AND SEX

If the insured's age or sex is misstated, the Death Benefit will be the amount that the most recent cost of insurance would purchase using the current cost of insurance rate for the correct age and sex.

SUICIDE

If the insured commits suicide, while sane or insane, within two years of the Issue Date, we do not pay the Death Benefit. Instead, we refund all premiums paid on this policy and any attached riders, minus any Loan Amounts and partial withdrawals.

If you make a Face Amount increase or premium payment which requires proof of insurability, the corresponding De ath Benefit increase has its own two year suicide limitation for the proceeds associated with that increase. If the insured commits suicide, while sane or insane, within two years of the effective date of the increase, we pay the Death Benefit prior to the increase and refund the cost of insurance for that increase.

TERMINATION

This policy terminates when any of the following occur:

1.
The required payment is not paid by the end of the grace period;

2.
The insured dies;

3.
The policy is surrendered for its full Cash Surrender Value;

4.
The policy is amended according to the Amendment provision of this policy and you do not accept the amendment.

If we make a Monthly Deduction from the Accumulation Value after this policy terminates, the deduction is not considered a reinstatement of the policy or a waiver of the termination.

CONVERSION RIGHT

During the first two policy years and the first 24 months following the effective date of an increase in Face Amount, you may, by written request, convert this policy to a policy in which the benefits do not vary with the investment performance of the Variable Account. This conversion is done by transferring all or part of your Variable Accumulation Value to your Fixed Accumulation Value. You must tell us you are exercising your conversion rights when requesting the transfer. We will then waive the transfer charge and that transfer is not counted against the limit on the number of transfers in a policy year. You are allowed only one such transfer in each of these 24 month periods.

If you exercise this conversion right, we will automatically credit all future premium payments to the Fixed Account, until you specify a change in allocation. At the time of the transfer, there is no effect on the policy's Death Benefit, Accumulation Value, Face Amount, net amount at risk, rate class, or issue age.


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


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GENERAL PROVISIONS (CONTINUED)

ANNUAL STATEMENT

Each year we will send you an annual statement, free of charge, showing the following:

1.
Face Amount;

2.
Cash Surrender Values;

3.
Accumulation Values;

4.
Premiums paid;

5.
Planned periodic premiums;

6.
Interest credits;

7.
Death Benefit;

8.
Loan Amounts;

9.
Partial withdrawals;

10.
Transfers; and

11.
Charges since the last statement.

We will charge a fee for each report after the first report in any policy year.

PROJECTION REPORT

If you ask, we will provide a report projecting future results. The report will be based on the following:

1.
The Death Benefit Option you specify;

2.
Planned periodic premiums you specify;

3.
The Accumulation Value at the end of the prior policy year; and

4.
Any other assumptions specified by you or us, subject to any limitations imposed by the Securities and Exchange Commission.

We will charge a fee for each report after the first report in any policy year.

NONPARTICIPATING

This contract does not entitle you to participate in our surplus.

AMENDMENT

We reserve the right to amend this policy to include any future changes relating to the following:

1.
Any Securities and Exchange Commission rulings and regulations;

2.
This policy's qualification for treatment as a life insurance policy under the following:

*   The Code;

*   Internal Revenue Service rulings and regulations; and

*   Any requirements imposed by the Internal Revenue Service.

We will send you a copy of any amendments promptly.

DISCLAIMER

We are not liable for any tax or tax penalty you owe resulting from any failure to comply with the requirements of the Code, regulations and rulings imposed on this policy.


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


FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY

Variable and/or Fixed
  Accumulation Values

Flexible Premium Payable to the
  Insured's Age 100

Adjustable Face Amount

Death Benefit Guarantee

Death Benefit Options

Nonparticipating

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NOTICE

To make a claim or exercise your rights under this policy, please write to us at the address below and include your policy number:

Writing directly to us will save time and expense. You do not need to hire any person, firm, or corporation unless, because of a dispute, you wish to.


[LOGO] RELIASTAR

RELIASTAR LIFE INSURANCE COMPANY

Box 20
Minneapolis
Minnesota 55440